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                                                                    EXHIBIT 10.5

                          REDEMPTION OPTION AGREEMENT
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     THIS REDEMPTION OPTION AGREEMENT (the "Agreement") shall be effective as of
September __, 1997, by and among NEWCOM, INC., a Delaware corporation
                                 ------------
("NewCom"), and AURA SYSTEMS, INC., a Delaware corporation ("Aura").
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     RECITALS:

     A. NewCom proposes to complete an initial public offering (the "IPO") of Units, each Unit to consist of one share of NewCom Common Stock, $0.001 par value per share (the "Common Stock"), and one Common Stock Purchase Warrant
("Warrant").   After the IPO, Aura will be the record and beneficial owner of approximately seventy-five percent (75%) of the issued and outstanding shares of Common Stock.

     B. Pursuant to the IPO, NewCom will sell up to _________ Warrants. Each Warrant entitles the holder thereof to purchase one share of Common Stock at an exercise price equal to one hundred fifty percent (150%) of the IPO price of each Unit (the "Warrant Exercise Price") until the date five (5) years from the date of the final prospectus for the IPO. A complete description of the terms of the Warrant is contained in the Form of Warrant attached hereto as Exhibit A.
                                                                      ---------

     C. Aura wishes to acquire the option to sell to NewCom, and to require NewCom to redeem from Aura, up to _____________ shares [70% of total number of Warrants sold in the IPO] of Common Stock held by Aura (the "Redeemable Shares") pursuant to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties agree as follows:

     1.  Grant of Option.
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     (a)  Subject to the terms and conditions of this Agreement, Aura, from time to time following each Exercise Period (as defined in Section 3) shall have the option, exercisable in Aura's sole discretion (the "Redemption Option"), to sell to NewCom and NewCom shall redeem from Aura, up to that number of Redeemable Shares as is determined by the Redemption Formula set forth in Section 2 hereof.

     (b) If Aura exercises timely its Redemption Option following any Exercise Period, NewCom agrees to redeem from Aura, and Aura agrees to sell to NewCom, up to that number of Redeemable Shares as is determined by the Redemption Formula at the Redemption Price (as defined below).

     (c) The "Redemption Price" per share for the Redeemable Shares shall be equal to the Warrant Exercise Price.

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     2.  Redemption Formula.  The number of shares of Common Stock subject to
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Aura's Redemption Option is equal to the quotient of (a) seventy percent (70%)
of the total amount of Net Proceeds (as defined below) received by NewCom from Warrants exercised during the applicable Exercise Period, divided by (b) the Redemption Price; provided, however, that any fractional share of Common Stock resulting from the Redemption Formula shall not be redeemed and shall be carried over to the following Exercise Period. For purposes of this Agreement, "Net Proceeds" shall mean (i) the product of (A) the Warrant Exercise Price, multiplied by (B) the number of Warrants exercised, less (ii) the amount of any commissions, if any, paid by NewCom to a broker, dealer or underwriter in connection with such exercise.

     3.  Exercise Period and Monthly Notice.  To facilitate the orderly
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redemption of the Redeemable Shares, for each full calendar month (an "Exercise
Period") after the effective date of this Agreement in which one or more Warrants are exercised, NewCom shall notify Aura in writing (the "Monthly Notice") by the fifth (5th) business day of the following month of (a) the total number of Warrants exercised in such Exercise Period and (b) the aggregate amount of Net Proceeds received by NewCom therefrom.

     4.  Exercise of Redemption Option.  After receiving the Monthly Notice, if
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Aura wishes to exercise its Redemption Option, Aura shall notify NewCom in writing (a "Redemption Notice") within thirty (30) calendar days of receipt of the Monthly Notice of (a) Aura's exercise of its Redemption Option and (b) the number of Redeemable Shares Aura wishes to have redeemed (the "Redeemed Shares"); provided, however, that such number of Redeemed Shares shall not exceed the number of Redeemable Shares that Aura is permitted to sell to NewCom at that time based on the Redemption Formula.

     5.  Redemption of Redeemable Shares.  Within five (5) business days of
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receipt by NewCom of a Redemption Notice, NewCom shall tender to Aura an amount equal to the product of (a) the number of Redeemed Shares multiplied by (b) the Redemption Price against delivery by Aura of properly endorsed share certificates representing the Redeemed Shares.

     6.  Representations and Warranties of Aura.  Aura hereby represents and
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warrants that:

     (a) Aura is the owner of the Redeemable Shares, free and clear of any encumbrances or rights of third parties; and

     (b) Aura has the power and authority to enter into this Agreement and to perform the same, and is not a party to or obligated under or restricted by any contract or other provision, which has not been waived, that will be violated in any material respect by entering into and performing this Agreement.

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     7.  Representations and Warranties of NewCom.  NewCom hereby represents and
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warrants that:

     (a) NewCom has full power and is duly authorized by law to obligate itself to redeem the Redeemable Shares; and

     (b) NewCom is not a party to or obligated under or restricted by its articles of incorporation, bylaws, any contract or other provision, which has not been waived, that will be violated in any material respect by making and performing this Agreement.

     8.  Governing Law; Survival of Rights and Assignability; Severability.
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This Agreement shall be governed in all respects by the laws of the State of
Delaware without regard to the conflicts of law provisions thereof, and shall bind and inure to the benefit of the successors and assigns of the parties hereto; provided, that neither party hereto may assign or delegate any of their rights or obligations hereunder without the express written consent of the other party hereto. If any provision of this Agreement shall be held to be invalid, the remainder of this Agreement shall not be affected thereby.

     9.  Entire Agreement.  This Agreement constitutes the entire agreement
         ----------------
among the parties with respect to the subject matter hereof and supersedes any prior agreement or understandings among them, oral or written, all of which are hereby canceled. This Agreement may not be modified or amended without the express written consent of the parties hereto.

     10.  Captions.  The paragraph titles or captions contained in this
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Agreement are inserted only as a matter of convenience of reference.  Such titles and captions in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

     11.  No Waiver.  The failure of any party to seek redress for violation, or
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to insist on strict performance, of any covenant of this Agreement shall not prevent a subsequent act which would have constituted a violation from having the effect of an original violation.

     12.  No Third Party Beneficiary.  Nothing expressed or implied in this
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Agreement is intended, or shall be construed, to confer upon or give any person, firm, corporation, partnership, association or other entity, other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

     13.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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     14.  Notices.  All notices, consents, requests, instructions, approvals
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and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed to have been duly given, when delivered by hand or three (3) days after deposited in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, as follows:

     If to NewCom:

          NewCom, Inc.
          31166 Via Colinas
          Westlake Village, CA 91362
          Attn:  Sultan Kahn

     With a copy to:

          L. William Caraccio
          Pillsbury Madison & Sutro LLP
          2700 Sand Hill Road
          Menlo Park, CA 94025

     If to Aura:

          Aura Systems, Inc.
          2335 Alaska Avenue
          El Segundo, CA 94025
          Attn:  Gerald S. Papazian

     With a copy to:

          _____________________________
          _____________________________
          _____________________________

     15.  Expenses.  Each of the parties hereto agrees to pay all of the
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respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

     16.  Attorneys' Fees.  In the event any suit or other legal proceeding is
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brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys' fees (and sales taxes thereon, if any), including attorneys' fees for any appeal, and costs incurred in bringing such suit or proceeding.

     17.  Agent.  Neither party is hereby constituted an agent or legal
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representative of the other party hereto and neither is granted any right or authority hereunder to assume or create any

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obligation, express or implied, or to make any representation, covenant, warranty, or guaranty, except as expressly granted or made in this Agreement.

     18.  Other Documents.  The parties hereto shall cooperate in the
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effectuation of the transactions contemplated hereby and shall execute any and all additional documents and shall take such additional actions as shall be reasonably necessary or appropriate for such purposes.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement.

                               NEWCOM, INC., a Delaware
                               corporation



                               By ________________________________

                               Title _____________________________


                               AURA SYSTEMS, INC., a Delaware
                               corporation



                               By ________________________________

                               Title _____________________________

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